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                                                           EXHIBIT 10.109

                                 AMENDMENT NO. 2
                                       TO
             STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT

     THIS AMENDMENT NO. 2 to STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT ("Amendment") is dated as of March 27, 2000 between Cripple Creek Securities, LLC (the "Investor"), and Cygnus, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Structured Equity Line Flexible Financing(SM) Agreement dated as of June 30, 1999, as amended September 29, 1999 (the "Agreement"), between the Company and the Investor.

                              W I T N E S S E T H :

     WHEREAS, the Company and the Investor entered into the Agreement, pursuant to which the Company may issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided therein, shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), for a maximum aggregate Purchase Price of $30,000,000 (the "Maximum Offering Amount"); and

     WHEREAS, the Company and the Investor desire to amend the Agreement effective as of April 1, 2000, as provided herein, so as to increase the amount the Company may issue to the Investor, and the Investor shall purchase from the Company, in any Investment Period beginning on or after April 1, 2000;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    AGREEMENT

     Section 1.1 Effective as of April 1, 2000, Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

     "(b) MANDATORY MONTHLY PURCHASES AT COMPANY'S ELECTION. If the Company, in its sole discretion, elects to deliver a Mandatory Purchase Notice with respect to any Investment Period in accordance with Section 2.3(a), then upon the Company's delivery of such Mandatory Purchase Notice, the Investor shall be obligated in such Investment Period to purchase ("Mandatory Purchase") from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Mandatory Purchase Notice, but not to exceed $1,000,000, subject to the adjustments and limitations imposed by this Agreement (the "Minimum Obligation"). Upon receipt of a Mandatory Purchase Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to

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purchase on one or more Closing Dates in respect of each such Mandatory Purchase
Date or Mandatory Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Obligation."

     Section 1.2 Effective as of April 1, 2000, Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

     "(c) ADDITIONAL AMOUNTS AT THE COMPANY'S ELECTION. For any Investment Period during which the Company elects to obligate the Investor to make a Mandatory Purchase, the Company may deliver to the Investor an Additional Purchase Notice with respect to the same Investment Period in accordance with
Section 2.3(b). Upon any such delivery of an Additional Purchase Notice with respect to an Investment Period, the Investor shall be obligated to purchase shares of Common Stock from the Company (in addition to the Minimum Obligation) during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Additional Purchase Notice, but not to exceed $3,000,000 (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the adjustments and limitations imposed by this Agreement (the "Additional Amount"). Upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Amount."

     Section 1.3 Effective as of April 1, 2000, Section 2.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

     "(d) INVESTOR CALL. For any Investment Period with respect to which the Company has timely delivered a Mandatory Purchase Notice, the Investor may deliver to the Company an Investor Call Purchase Notice or Notices during such Investment Period, subject to the Company's right to limit or cancel the Investor Call Amount pursuant to Section 2.3(a)(ii) and Section 2.3(a)(iii). Upon delivery of such an Investor Call Purchase Notice, the Company shall be obligated to sell shares of Common Stock to the Investor (in addition to the Minimum Obligation and the Additional Amount, if any) during the corresponding Investment Period for an aggregate Purchase Price to be specified by the Investor in the Investor Call Purchase Notice, but not to exceed an aggregate of $3,000,000 for any Investment Period (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to adjustments and limitations imposed by this Agreement (the "Investor Call Amount"). Upon delivery of such Investor Call Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Call Purchase Date or Call Purchase Dates as the Investor elects during the Investment Period to which such Investor Call Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Investor Call Amount."

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                                   ARTICLE II

                                  MISCELLANEOUS

     Section 2.1 NO THIRD PARTY BENEFICIARIES. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 2.2 GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

     Section 2.3 EXECUTION. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

     Section 2.4 Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to
Structured Equity Line Flexible Financing(SM) Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES, LLC               CYGNUS, INC.

By:  /S/ ROBERT CHENDER                     By:  /S/ CRAIG W. CARLSON
   --------------------------------------      ---------------------------------
     Name:  Robert L. Chender                    Name:  Craig Carlson
     Title:  Principal                           Title:  Chief Financial Officer